Exhibit 99.1

PRESS RELEASE

Contacts:

Michael	T. Dorsey
Crown	Financial Group, Inc.
(201)	459-9500 or
mdorsey@crownfin.com
www.crownfin.com

FOR IMMEDIATE RELEASE	March 25, 2004

CROWN BOARD OF DIRECTORS APPOINTS CHARLES KENNEDY ACTING CEO & PRESIDENT

DURING JOHN P. LEIGHTON’S ADMINISTRATIVE LEAVE

Jersey City, NJ, March 25, 2004: Crown Financial Group, Inc. (Pink Sheets: CFGI.PK-News) today announced that effective immediately CEO and President, John P. Leighton, is on administrative leave and that Charles B. “Chuck” Kennedy III is now the acting CEO & President. The Board met today and accepted Mr. Leighton’s request for administrative leave to devote his full attention to addressing regulatory issues arising out of his tenure with another NASD member firm during 1999-2000 period. In conjunction with granting his request the Board also accepted Mr. Leighton’s nomination of Chuck Kennedy as acting CEO & President, to preside during Mr. Leighton’s absence.

“I’m pleased that the Board accepted my nomination of Chuck for acting CEO & President while I take care of personal business,” said John P. Leighton. “Regrettably, I must take a leave of absence from the Company so that I may devote my full attention to clearing my good name,” continued Mr. Leighton. “The Company has made great strides in implementing its business plan, and providing a platform for superior executions to its customers. I don’t want my personal issues to become a distraction to the Company’s shareholders, employees, and customers,” ended Mr. Leighton.

“I look forward to continuing the good work that John has done for the Company,” said Mr. Kennedy, acting CEO & President. “We are doing great things here with technology that focuses on putting customers and their needs first,” added Mr. Kennedy. “I know with the support of the Company’s dedicated management team and employees, we can continue to provide the superior executions that our customers have come to enjoy and expect,” stated Mr. Kennedy.

Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making, Broker-Dealer Sales, Institutional Sales, Investment Banking, and Fixed Income Services. Crown meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in over 9,500 Nasdaq and non-Nasdaq OTC securities. Crown has particular expertise trading Nasdaq SmallCap, OTC Bulletin Board, and Pink Sheet securities.

Certain statements contained here constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Charles B. “Chuck” Kennedy III (43)

Mr. Kennedy recently joined the Company on March 3, 2004 as Director of Institutional Sales. He has spent the last four years at Knight Equity Markets, L.P., formerly Knight Securities, L.P. (“Knight”), where he held positions in E-Commerce Sales, Institutional Technology and Trading Technology. His most recent position at Knight was Director, Trading Technology. Before joining Knight, Mr. Kennedy spent ten years in the Aerospace Electronics industry in positions including program management, marketing and technical sales. Mr. Kennedy has a Bachelor of Science in electrical engineering from Pennsylvania State University and a Masters in International Management from the University of Maryland.